                                                                  EXHIBIT 21.1

                               AMERICREDIT CORP.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                STATE OF
SUBSIDIARY                                OWNERSHIP %         INCORPORATION
----------                                -----------         -------------

AmeriCredit Operating Co., Inc.              100%               Delaware

AmeriCredit Financial Services, Inc.         100%               Delaware

ACF Investment Corp.                         100%               Delaware

AmeriCredit Premium Finance, Inc.            100%               Delaware

AFS Funding Corp.                            100%               Nevada

AmeriCredit Receivables Finance Corp.        100%               Delaware

AmeriCredit Receivables Finance Corp.
  1995-A                                     100%               Delaware

Americredit Corporation of California        100%               Delaware




                                      49